Exhibit 10.14

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Employment Agreement, dated as of December 1, 2008, between National Retail Properties, Inc., with its principal place of business at 450 South Orange Avenue, Suite 900, Orlando, Florida 32801 (the “Company”), and Christopher P. Tessitore (the “Executive”) (the “Employment Agreement”), is made and entered into as of November 19, 2010 (the “Amendment”). Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Employment Agreement.

WHEREAS, the Company and the Executive are parties to an existing Employment Agreement dated as of December 1, 2008;

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment to change the required notice period for non-renewal of the Employment Agreement; and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as set forth in this Amendment to bring the Employment Agreement into compliance with section 409A of the Internal Revenue Code of 1986, as amended, and corresponding Treasury Regulations.

NOW, THEREFORE, the parties hereto agree as follows:

1.	In Section 1 of the Employment Agreement, the reference to “180 days” in the last sentence of the provision is hereby amended to reference “60 days.”

2.	The following sentence is hereby incorporated at the end of Section 3.2(a) of the Employment Agreement:

The Annual Bonus shall be paid on a date within the 180 day period commencing on January 1 of the year following the year in which the applicable performance period ends.

3.	In the third complete sentence in Section 4.1 of the Employment Agreement, the statement included as part (ii) is hereby deleted and replaced with the following:

(ii) a cash payment equal to the prorated portion of the Annual Bonus at the “target” level for the Contract Year or partial Contract Year in which Executive’s employment hereunder terminates, payable within the 70 day period commencing on the date of the Executive’s separation from service;

4.	Section 4.3(b) of the Employment Agreement is hereby amended as follows:

In Subparts (i)(C) and (i)(D), the language in these subparts following “customary payroll practices” is hereby deleted.

In Subpart (i)(H), the phrase “payable in a single sum” is included after “terminates.” All language located after subpart (i)(H), beginning with “provided,” but before the current subpart (ii), is hereby deleted.

A new subpart (ii) is added as follows:

(ii) The timing of the payments provided under Section 4.3(b)(i) shall be as follows, except as provided in Section 4.5:

(A) Amounts payable pursuant to clauses (A) and (B) of Section 4.3(b)(i) shall be paid in the normal course or in accordance with applicable law and in no event later than 30 days following the Executive’s separation from service;

(B) Amounts payable pursuant to clauses (C), (D), (E) and (H) of Section 4.3(b)(i) shall be paid or commence, as applicable, on the 60th day following the separation from service, provided the Executive has delivered the release referenced in Section 4.3(b)(i) to the Employer and such release has become irrevocable;

(C) Amounts payable, if any, pursuant to clause (E) of Section 4.3(B)(i) shall be paid at the time specified in Section 5 but in no event later than the end of the Executive’s taxable year following the year in which the taxes related to such payments were remitted to the taxing authority; and

(D) Amounts payable for the health benefits provided pursuant to clause (G) of Section 4.3(b)(i) shall commence at the date following the Executive’s separation from service that is required under the relevant health plans and programs to provide such benefits.

The current subpart (ii) is moved, in its entirety, to a new subpart (iii).

5.	Section 4.4 of the Employment Agreement is hereby amended as follows:

In Subpart (C), the language in the subpart following “customary payroll practices” is hereby deleted.

In Subpart (F), the phrase “payable in a single sum” is included after “terminates.”

All language located after subpart (G), beginning with “provided,” but before the current subpart (ii), is hereby deleted.

A new subpart (ii) is added as follows:

(ii) The timing of the payments provided under Section 4.4(i) shall be as follows, except as provided in Section 4.5:

(A) Amounts payable pursuant to clauses (A) and (B) of Section 4.4(i) shall be paid in the normal course or in accordance with applicable law and in no event later than 30 days following the Executive’s separation from service;

(B) Amounts payable pursuant to clauses (C), (D) and (F) of Section 4.4(i) shall be paid or commence, as applicable, on the 60th day following the separation from service, provided the Executive has delivered the release referenced in Section 4.4(i) to the Employer and such release has become irrevocable;

(C) Amounts payable, if any, pursuant to clause (D) of Section 4.3(B)(i) shall be paid at the time specified in Section 5 but in no event later than the end of the Executive’s taxable year following the year in which the taxes related to such payments were remitted to the taxing authority; and

(D) Amounts payable for the health benefits provided pursuant to clause (E) of Section 4.3(b)(i) shall commence at the date following the Executive’s separation from service that is required under the relevant health plans and programs to provide such benefits.

The current subpart (ii) is moved, in its entirety, to subpart (iii).

6.	A new Section 4.5 is added to the Employment Agreement as follows:

Delay in Payment to a Specified Employee. If the Executive is a “specified employee” within the meaning of Treasury Regulation Section 1.409A-1(i) as of the date of the Executive’s separation from service, the provisions of this section shall apply but only if, and to the extent, required to avoid the imputation of any tax, penalty or interest pursuant to Section 409A. No distribution shall be made to the Executive under Sections 4.1, 4.3 or 4.4 of the Agreement before the date that is 6 months after his separation from service or, if earlier, the date of the Executive’s death. Any amounts otherwise payable to the Executive upon or in the 6 month period following the Executive’s separation from service that are not so paid by reason of this Section 4.5 shall be paid (without interest) as soon as practicable (and in all events within 10 days) after the date that is 6 months after the Executive’s separation from service (or, if earlier, as soon as practicable, and in all events within 10 days, after the date of the Executive’s death).

7.	Except as set forth herein, the provisions of the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the day and year first written above.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Robert C. Legler
Name:	Robert C. Legler
Title:	Chairman of the Compensation Committee

EXECUTIVE

/s/ Christopher P. Tessitore
Christopher P. Tessitore

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